UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2011

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 3, 2011, the Company issued 250,000 restricted shares of the Company’s Common Stock to Rasia, FZE as partial compensation for advisory services in connection with the joint venture agreement with Consolidated Resources.

Item 5.05 Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 2, 2011, the Company approved amendments to its Charters for the Nominating and Governance Committee, Audit Committee, and Compensation Committee, adopting the corporate governance and director independence provisions of the NYSE Amex, with the amended charters being set out in full in the attachments below.

Item 8.01 Other Events

On May 2, 2011, the Company approved amendments to its Charters for the Nominating and Governance Committee, Audit Committee, and Compensation Committee, adopting the corporate governance and director independence provisions of the NYSE Amex, with the amended charters being set out in full in the attachments below.

Item 9.01 Exhibits.

Exhibit No.	Description

3.1	Nominating and Governance Charter as Amended on May 2, 2011

3.2	Audit Committee Charter as Amended on May 2, 2011

3.3	Compensation Committee Charter as Amended on May 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2011	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer

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